SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             TEKNOWLEDGE CORPORATION
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)      Proposed maximum aggregate value of transaction:

         5)      Total fee paid:

[ ]    Fee paid previously with Preliminary Materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

                             TEKNOWLEDGE CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1998

      The 1998 Annual Meeting of the Stockholders of Teknowledge Corporation (the "Company") will be held on Thursday, June 25, 1998 at 10:00 a.m., local time, at the executive offices of the Company, located at 1810 Embarcadero Road, Palo Alto, California 94303, for the following purposes:

      1. To elect two Class I Directors of the Company to serve for a three-year term;

      2. To ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998;

      3.    To approve the adoption of the Company's 1998 Stock Option Plan;

      4. To approve and adopt an amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares from 250,000 to 500,000;

      5. To approve an amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock spit of the Company's issued and outstanding Common Stock and to reduce the number of authorized shares of Common Stock of the Company from 50,000,000 to 25,000,000; and

      6. To transact such other business as may properly come before the 1998 Annual Meeting and any and all adjournments and postponements thereof.

      The Board of Directors has fixed the close of business on May 1, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the 1998 Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the 1998 Annual Meeting will be available for inspection at the Company's executive offices. Stockholders may examine the list during ordinary business hours in the 10-day period prior to the meeting. The list will also be available for inspection at the meeting for any purpose relating to the meeting.

      YOU ARE URGED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

                                                THE BOARD OF DIRECTORS

                                                /s/ Dennis A. Bugbee

                                                By: Dennis A. Bugbee, Secretary


Palo Alto, California
May 15, 1998

                             TEKNOWLEDGE CORPORATION
                              1810 Embarcadero Road
                           Palo Alto, California 94303

                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 25, 1998


                                 PROXY STATEMENT


      This Proxy Statement and the accompanying proxy card are being mailed on or about May 15, 1998 in connection with the solicitation of proxies by the Board of Directors of Teknowledge Corporation (the "Company") for use at the 1998 Annual Meeting of Stockholders of the Company to be held on Thursday, June 25, 1998, or any adjournment thereof, for purposes set forth in the accompanying Notice of Annual Meeting.

      The cost of soliciting proxies will be borne by the Company, in addition to soliciting stockholders by mail through its regular employees. The Company will request banks, brokers, custodians, nominees and other fiduciaries to solicit customers who have stock in the Company registered in the names of such persons and will reimburse them for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

      Only holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), of record at the close of business on May 1, 1998 will be entitled to vote at the 1998 Annual Meeting. On that date, there were outstanding 24,350,494 shares of Common Stock, each of which is entitled to one vote.

      Shares of Common Stock may be voted by stockholders in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's By-Laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person, or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Any person giving a proxy may revoke it, at any time before it is voted, by giving written notice to the Secretary of the Company. The presence at the 1998 Annual Meeting of a stockholder who has signed a proxy will not in itself revoke that proxy.

      All shares of Common Stock represented by a properly completed proxy received prior to the taking of any vote at the 1998 Annual Meeting will be voted as directed therein. If no direction is made on the proxy, shares represented by the proxy will be voted "FOR" (i) the election of Dr. Larry E. Druffel and James C. Workman each to serve as a Class I director for a three-year term; (ii) the ratification of the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ended December 31, 1998; (iii) the adoption of the 1998 Stock Option Plan; (iv) the approval of an amendment to Company's Stock Option Plan for Non-Employee Directors to increase the number of authorized shares from 250,000 to 500,000; and (v) the adoption of an amendment to the Company's Certificates of Incorporation, to effect a one-for-five reverse stock split of the Company's issued and outstanding Common Stock and to reduce the number of authorized shares of Common Stock from 50,000,000 to 25,000,000. The Board of Directors knows of no other matters which are to be brought before the 1998 Annual Meeting. If any other matter properly comes before the 1998 Annual Meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the 1998 Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their best judgment.

      Your vote is important. We urge you to sign, date and mail your proxy card promptly to make certain that your shares will be voted at the meeting.


PROPOSAL 1:  ELECTION OF DIRECTORS

General

      The Board of Directors currently consists of six members: Dr. Frederick Hayes-Roth, Neil A. Jacobstein, Dr. Larry E. Druffel, General Robert T. Marsh (Ret.), William G. Roth, and James C. Workman. The Board of Directors is comprised of three classes of directors, each class representing one-third of the Board, with one class of the Board being elected each year. At each Annual Meeting thereafter, any director of the class whose term is expiring would be voted upon, and upon election, such director would serve a three-year term. At the 1996 Annual Meeting, Neil Jacobstein and William G. Roth were elected as Class II directors to serve a three-year term. At the 1997 Annual Meeting, General Marsh (Ret.) and Dr. Hayes-Roth were elected as Class III directors to serve a three-year term. At the 1998 Annual Meeting, Dr. Larry E. Druffel and James C. Workman, as Class I directors, are proposed to be elected to hold office for a three-year term until their successors are duly elected and qualified.


------------------------------------------------------------------------------
                                      Positions                    Director
      Name                     Age    With the Company             Since
      ----                     ---    ----------------             -----
Class I Directors nominated for election at the 1998 Annual Meeting

      Dr. Larry E. Druffel     57     Director                     1997
      James C. Workman         55     Director                     1993

Class II Directors whose terms expire at the 1999 Annual Meeting

      Neil A. Jacobstein       43     President and                1993
                                      Chief Operating Officer
      William G. Roth          59     Director                     1991

Class III Directors whose terms expire at the 2000 Annual Meeting

      Dr. Frederick Hayes-Roth 50     Chairman of the Board and    1993
                                      Chief Executive Officer
      Gen. Robert T. Marsh     73     Director                     1987

------------------------------------------------------------------------------
      Class I Nominees for a Term Expiring in 2001

      The nominees for election have indicated a willingness to serve, but if either should decline or be unable to serve as a Class I director, the proxy holders will vote for the election of another substitute nominee as the Board of Directors recommends.

      Dr. Larry E. Druffel. Dr. Druffel, 57, was appointed to the Board of Directors in May 1997. He is currently President and Director of the South Carolina Research Authority (SCRA), a public non-profit organization since 1996. He holds a doctorate degree in computer science from Vanderbilt University and a master degree in computer science from the University of London, and was a director of the Software Engineering Institute at Carnegie-Mellon University from 1986 to 1996. He has also served as the Director of Computer Software and Systems, Office of Deputy Undersecretary of Defense for Research and Advanced Technology, Washington, DC. Dr. Druffel was a former Vice President of Rational Software from 1983 to 1986, and he has served on the faculty of the USAF Academy. Dr. Druffel is the author of numerous books and papers on high-technology issues.

      James C. Workman. Mr. Workman, 55, was appointed Chairman of the Board, Chief Executive Officer, and President of the Company on an interim basis effective October 20, 1992. With the appointment of Dr. Hayes-Roth and Mr. Jacobstein to executive positions on January 26, 1993, Mr. Workman resigned from his interim executive officer position but retained a seat on the Board. Mr. Workman has served as a self-employed attorney/consultant since leaving American Standard Inc. in 1989 where he was Senior Vice President, Air Conditioning Products.

      Continuing Class II Directors for a Term Expiring in 1999

      Neil A. Jacobstein. Mr. Jacobstein, 43, is President and Chief Operating Officer of the Company. Mr. Jacobstein was elected to these positions and became a director of the Company in January 1993. After joining Teknowledge, Inc. in 1984 as a Knowledge Engineer, Mr. Jacobstein was promoted to Senior Knowledge Engineer and later to the position of Manager of the Research and Advanced Development Group in 1985. He was promoted to Vice
President and General Manager of the Research and Advanced Systems Development Group in 1987 and became Vice President and General Manager of the Knowledge Systems Division in 1989. Mr. Jacobstein also serves as the Chairman of the Board of Directors of the Institute for Molecular Manufacturing, a nonprofit organization.

      William G. Roth. Mr. Roth, 59, was elected as a director of the Company in January 1991. Mr. Roth retired as Chairman of the Board of Directors of Dravo Corporation in 1994 after holding that position since 1989. Since his retirement in 1994, Mr. Roth continues to serve as a member of the Board of Dravo Corporation and the Company. Mr. Roth is also a director of Amcast Industrial Corporation and Service Experts Incorporated, and Chairman of the Company's Human Resources Committee.

      Continuing Class III Directors for a Term Expiring in 2000

      Dr. Frederick Hayes-Roth. Dr. Hayes-Roth, 50, is Chairman of the Board and Chief Executive Officer of the Company. Dr. Hayes-Roth was elected Chairman and Chief Executive Officer of the Company in January 1993. Dr. Hayes-Roth joined Teknowledge, Inc. in November 1981 as Executive Vice President and served as Chief Scientist and Vice President of the Research and Advanced Development Group from April 1985 to June 1986; as Vice President, Research and New Product Development, from June 1986 to January 1987; as Executive Vice President, Research and Advanced Systems Development from January 1987 to May 1988; and as Executive Vice President and Chief Scientist from May 1988 to January 1993.

      General Robert T. Marsh. General Marsh (Retired), 73, was elected a director of American Cimflex Corporation (a predecessor to the Company) in 1987. He retired as Chairman of the Board of Thiokol Corporation in 1991. Since 1995 he has served as Executive Director of the Air Force Aid Society, a non-profit charitable organization serving the Air Force community, and he is the former Chairman of the President's Commission on Critical Infrastructure Protection. General Marsh is Director and Chairman of the Board of CAE Electronics, Inc. and Comverse Government Systems, Inc. He is also a member of the Board of Trustees of MITRE Corporation. General Marsh is Chairman of the Company's Finance and Audit Committee.

Vote Required

      Directors are elected by a plurality of the votes cast by the holders of shares present or represented by proxy and entitled to vote in the election of the directors. It is intended that shares represented by the enclosed form of proxy will be voted "FOR" the election of the nominees identified above, unless otherwise directed.

Board Recommendation

      The Board of Directors recommends that the Company's stockholders vote "FOR" the election of Dr. Druffel and Mr. Workman.

Committees and Meetings

      The Board of Directors of Teknowledge has two standing committees: the Finance and Audit Committee and the Human Resources Committee. The Board of Directors has no standing nominating committee.

      The primary responsibility of the Finance and Audit Committee is to oversee the annual audit of the Company and to monitor the Company's internal accounting controls and procedures. The Finance and Audit Committee also reviews with the independent public accountants the scope and results of their annual audit. The current members of the Finance and Audit Committee are Messrs. Druffel, Marsh, Roth and Workman. The Finance and Audit Committee met once in 1997.

      The Human Resources Committee serves as the Compensation Committee and is responsible for assuring that executive officers and other key personnel of the Company are effectively compensated in terms of salary, incentive compensation and benefits. The current members of the Human Resources Committee are Messrs. Druffel, Marsh, Roth and Workman. The Human Resources Committee held one meeting in 1997.

      The Company's Board of Directors held six meetings during 1997. In 1997, all members of the Board of Directors attended more than 75% of the meetings of the Board of Directors and the committees on which they served.

Directors Compensation

      Directors Fees. Each non-employee member of the Board of Directors receives cash compensation totaling $10,000, which is paid in quarterly increments. While working on the President's Commission, Gen. Marsh did not receive compensation. In addition to their regular compensation, directors are entitled to be reimbursed for related travel, lodging and other expenses in attending board and committee meetings.

      Directors Option Plan. The Company maintains a stock option plan for non-employee directors. The Directors Option Plan, as amended at the 1995 Annual Meeting of Stockholders, provides that each Eligible Director shall be granted, on the date such director becomes an Eligible Director, an initial option to purchase 15,000 shares of Common Stock, and on the date of each annual meeting thereafter, each continuing Eligible Director shall be granted an additional option to purchase 15,000 shares of Common Stock. Options to purchase 190,000 shares of Common Stock have been granted since the inception of the Directors Option Plan and 60,000 shares remain to be granted. An amendment to increase the number of shares authorized under the Plan from 250,000 to 500,000 shares will be considered and voted upon at the 1998 Annual Meeting of the Stockholders as presented herein.

Executive Officers

      Following is certain information regarding the Company's other executive officer who is not a member of the Board of Directors.

      Dennis A. Bugbee, 51, is Director of Finance, Treasurer, and Secretary for the Company. Mr. Bugbee joined the Company in 1990 as the Division Controller for the Knowledge Systems Division in Palo Alto, California. He was promoted to Director of Finance March 1, 1993 and shortly thereafter to the positions of Treasurer and Corporate Secretary. Prior to joining the Company, Mr. Bugbee held the position of Accounting Manager with TRW's Space and Defense sector.


PROPOSAL 2:    RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected the accounting firm of Arthur Andersen LLP as independent public accountants to examine and report upon the Company's consolidated financial statements for the year ended December 31, 1998, and has directed that this selection be submitted to the stockholders for ratification at the 1998 Annual Meeting. Arthur Andersen LLP has acted in such capacity since its appointment during fiscal year ending December 31, 1994. Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the By-Laws or otherwise. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the selection of independent public accountants for the Company.

      Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire. The representatives will also be available to respond to appropriate questions from the stockholders.

Board Recommendation

      The Board of Directors recommends that the Company's stockholders vote "FOR" the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

PROPOSAL 3: ADOPTION OF THE 1998 STOCK OPTION PLAN

General

      The Company is the surviving corporation of the merger (the "Merger") of American Cimflex Corporation ("Cimflex") with and into Teknowledge, Inc. ("Teknowledge"), which was consummated on February 27, 1989. In conjunction with the Merger, the stockholders of the Company approved the Cimflex Teknowledge Corporation 1989 Stock Option Plan (the "1989 Plan"). The 1989 Plan was effective for a ten-year period expiring on December 31, 1998. On April 21, 1998 (the "Effective Date"), the Board of Directors of the Company adopted the Teknowledge Corporation 1998 Stock Option Plan (The "1998 Plan"), subject to approval by the stockholders of the Company. A copy of the 1998 Plan is available to any stockholder upon request.

      The Board of Directors believes that the adoption of the 1998 Plan is in the best interests of the Company and its stockholders because it is necessary to continue to provide employees of the Company with incentive compensation in the form of stock options.

      The purpose of the 1998 Plan is to provide executive officers and other key employees with an incentive to achieve long-term corporate objectives, to attract and retain executives and other key employees and to provide such persons with an opportunity to acquire an equity interest in the Company. Stock options may be granted under the 1998 Plan to any executive officer or full-time employee of the Company. At December 31, 1997, the Company had 68 full-time employees.

Summary of the 1998 Plan

      The 1998 Plan provides that the maximum number of authorized but unissued or reacquired shares of the Company's Common Stock available for issuance under the 1998 Plan be 7,975,508, which is the sum of (a) 1,750,000 newly reserved shares, (b) 5,880,301 shares, as of the Effective Date, subject to outstanding options granted under the 1989 Plan, and (c) 345,207 shares available for future grant under the 1989 Plan as of the Effective Date (the "share reserve"). The share reserve will be reduced by the number of shares which continue to be subject to outstanding options granted under the 1989 Plan, or are issued upon the exercise of such options, or issued pursuant to options granted under the 1989 Plan after April 21, 1998. A new feature of the 1998 Plan provides that no employee may receive in any fiscal year options to purchase in excess of 500,000 shares (the "Grant Limit").

      The 1998 Plan is administered by the Human Resources Committee of the Board of Directors of the Company (the "Committee"). Each member of the Committee is appointed by and serves at the pleasure of the Board of Directors. The Committee consists currently of Messrs. Druffel, Marsh, Roth and Workman. The Committee determines which employees of the Company are eligible to participate in the 1998 Plan, and may delegate to the Chief Executive Officer of the Company the right to allocate a specified number of options among employees who are not officers or directors of the Company. Directors of the Company who are not employees of the Company are not eligible to participate in the 1998 Plan. The Committee has the authority to determine the number of options to be granted to a participant under the 1998 Plan, and the number of shares purchasable upon exercise of each option.

      Options under the 1998 Plan may, at the discretion of the Committee, be designated as incentive stock options which are qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or as nonstatutory stock options which do not so qualify.

      Incentive stock options granted under the 1998 Plan may not have an exercise price of less than 100% of the fair market value of the Common Stock of the Company on the date of the grant. Options granted to a participant who owns 10% or more of the voting power of all classes of stock of the Company (a "10% Holder") may not have an exercise price of less than 110% of the fair market value of the Common Stock of the Company on the date of the grant. The Committee determines the exercise price of nonstatutory stock options; provided, however, that such price may not be less than 85% of the fair market value of the Common Stock of the Company on the date of the option grant. The Committee, subject to certain restrictions, determines the term of any options granted under the 1998 Plan. No option may have a term in excess of 10 years from the date of grant, and no option granted to a 10% Holder may have a term in excess of five years from the date of grant. In addition, no participant may be granted incentive stock options with an aggregate fair market value in excess of $100,000 (on the date of grant) which will become exercisable in a single calendar year. As of April 27, 1998, the last sales price of the Common Stock as reported in the Nasdaq Bulletin Board was $1.45 a share.

      Unless otherwise determined by the Committee, options granted to a participant in the 1998 Plan will terminate 30 days following the termination of such participant's employment, if such termination is for a reason other than death, disability, or retirement. In the event of retirement, a participant may exercise vested options for a period of three months following retirement in the case of incentive stock options, and for a period of one year following retirement in the case of nonstatutory options, provided that the terms of such options have not previously expired. In the event of disability or death, a participant or his executors, as the case may be, may exercise vested options for a period of one year, provided that the terms of such options have not previously expired. No options may be transferred other than by will or by the laws of descent and distribution.

      The 1998 Plan contains anti-dilution provisions which are applicable upon the occurrence of certain events. In the event of any stock dividend, recapitalization, reclassification of shares, sale, lease or transfer of all or a material portion of the assets of the Company, or other similar corporate transactions resulting in substantial dilution or enlargement of the rights or benefits of the participants under the 1998 Plan, the Committee will make such adjustments to the 1998 Plan, the Grant Limit, and any outstanding options thereunder as it deems appropriate. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or a reverse merger in which the Common Stock is converted into other property, the 1998 Plan provides that (i) any surviving corporation shall assume the outstanding options under the 1998 Plan or substitute similar options therefor to the extent permitted by applicable law, or (ii) such outstanding options shall continue in full force and effect.

      Any option granted under the 1998 Plan must be granted within ten years from April 21, 1998. The Board of Directors may terminate or amend the 1998 Plan at any time. However, subject to changes in the law that would permit otherwise, without stockholder approval, the Board may not adopt an amendment to the Plan which would increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or otherwise require approval of the Company's stockholders under any applicable law, regulation or rule.

Certain Tax Consequences

      The following is a brief summary of the principal federal income tax consequences of stock option awards granted under the 1989 Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

      Participants who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term or mid-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If the participant disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price will generally be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If the loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term or mid-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the participant upon a disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes.

      If nonstatutory stock options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the option, the participant must pay tax on ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. The Company will receive a commensurate tax deduction at the time of exercise. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of exercise, will be taxed as a capital gain or loss.

1989 Plan and 1998 Plan Benefits

      As of April 21, 1998, no options have been granted to any person conditioned upon stockholder approval of the adoption of the 1998 Plan. The following table sets forth the number of shares of Common Stock that would be issued upon the exercise of all the options granted to date by the Company under the 1989 Plan to (i) the individuals named in the Summary Compensation Table set forth herein; (ii) all current executive officers as a group; and (iii) all employees including all current officers who are not executive officers, as a group:

                                  PLAN BENEFITS
                                    1998 PLAN

--------------------------------------------------------------------------------
Name and Position              Dollar Value ($)             Number of Units
                             In-the Money Options      Exercisable/Unexercisable
                            Exercisable/Unexercisable
--------------------------------------------------------------------------------
Dr. Hayes-Roth, Chair,             785,481/-                1,843,599/-
CEO(1)
--------------------------------------------------------------------------------
Neil Jacobstein, Pres,             928,525/-                2,071,072/-
COO(1)
--------------------------------------------------------------------------------
Dennis Bugbee, Dir. of             14,375/-                   31,250/-
Finance, Treas, Sec.(1)
--------------------------------------------------------------------------------
All Current Executive             1,728,381/-               3,945,921/-
Officers, As a Group
--------------------------------------------------------------------------------
All Employees Who Are Not       105,322/15,288           1,278,043/656,337
Executive  Officers, As a
Group(2)
--------------------------------------------------------------------------------

(1) The value of unexercised in-the-money options is determined by multiplying the number of shares under the option times the difference between the December 31, 1997 "bid" price of $.49 and the grant price. Of the options granted to executives since the inception of the Plan, only the options granted in 1990 or later at exercise prices from $.03 to $.25 were in the money for a total of 3,795,610 shares. Of this amount, 1,731,480 shares for Dr. Hayes-Roth and 2,032,880 shares for Mr. Jacobstein were exercisable at April 21, 1998, respectively. Dr. Hayes-Roth has 112,119 shares and Mr. Jacobstein has 38,192 shares that are exercisable but not-in-the-money at exercise prices from $2.45 to $3.53 per share.

(2) Employees, other than executive officers, received stock option grants totaling 800,000 shares in 1997. These options were granted at exercise prices from $.38 to $.65 a share, with one-third vesting at the end of the first year and then one-twelfth every quarter thereafter over the second and third years. The in-the-money dollar value of both exercisable and unexercisable shares was based on the December 31, 1997 "bid" price of the stock of $.49 per share. A total of 1,934,380 options are outstanding to non-executive employees at prices from $.01 to $.86 a share.

Vote Required

      Approval of the adoption of the 1998 Plan will require the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented by proxy and entitled to vote. Accordingly, abstentions will effectively constitute a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal as those shares will not be considered as shares present and entitled to vote.

Board Recommendation

      The Board of Directors has approved the adoption of the 1998 Plan and recommends that the Company's stockholders vote "FOR" the adoption of the 1998 Plan.


PROPOSAL 4:  AMENDMENT TO THE COMPANY'S STOCK OPTION
             PLAN FOR NON-EMPLOYEE DIRECTORS

      The Company's Stock Option Plan for Non-Employee Directors ("Directors Plan") is administered by the Human Resources Committee of the Board of Directors, which has the power to construe the Directors Plan, and adopt and amend such rules and regulations for the administration of the Directors Plan as it may deem desirable. The Human Resources Committee has no authority or discretion to determine the persons eligible to participate in the Directors Plan or the number of shares of Common Stock eligible to be granted as options under the Directors Plan.

      The aggregate number of shares which may be issued under the Directors Plan, a copy of which is available to any stockholders upon request, is presently set at 250,000 shares of Common Stock, subject to adjustment in connection with certain significant corporate events as set forth in the
Directors Plan. As of the date hereof, 60,000 shares of Common Stock remain available for grant under the Directors Plan. On April 21, 1998, the Board of Directors of the Company adopted an amendment to the Directors Plan, subject to approval of the amendment by the stockholders of the Company. The amendment increases the number of shares of Common Stock that may be issued under the Directors Plan from 250,000 shares to 500,000 shares of Common Stock. The Board of Directors believes the amendment of the Directors Plan is in the best interests of the Company and its stockholders because the availability of stock options is an important factor in attracting and retaining qualified non-employee directors essential to the success of the Company.

      Under the Directors Plan, an "Eligible Director" is a director who is not a full-time employee of the Company (or any subsidiary of the Company) and has not been a full-time employee of the Company (or any subsidiary of the Company) for any part of the preceding year. The Directors Plan provides that, effective with the 1995 Annual Meeting of Stockholders, each Eligible Director shall be granted, on the date such director becomes an Eligible Director, an initial option to purchase 15,000 shares of Common Stock, and on the date of each annual meeting thereafter, each continuing Eligible Director shall be granted an additional option to purchase 15,000 shares of Common Stock. Each non-employee director who is appointed to fill a vacancy on the Board of Directors shall be granted an option to purchase 15,000 shares of Common Stock on the date such director's board service commences, with an additional option to purchase 15,000 shares of Common Stock granted thereafter on the anniversary of such commencement of service until the director's first election to the Board and thereafter, on the date of each subsequent annual meeting.

      Each option granted under the Directors Plan is, and will be, evidenced by an option agreement between the Company and the Eligible Director. Each option agreement states the exercise price per share of the options granted, which price must equal 100% of the fair market value of a share of Common Stock on the date the option is granted. The exercise price for options granted to an Eligible Director is payable upon the exercise of an option in cash or by surrender of shares of Common Stock held by the Eligible Director for at least six months prior to the date of exercise and which have an aggregate fair market value on the date of exercise equal to the exercise price to be paid.

      The options granted to an eligible director under the Directors Plan will become exercisable one year from the date of grant of such options. No option granted under the Directors Plan will be exercisable after ten years from date of the grant. In the event an optionee ceases to be a director of the Company, an option granted will be exercisable only to the extent it was exercisable on the date the optionee ceased to be a director and only until the earlier of (i) 90 days after such date, and (ii) the scheduled termination of such option.

      On June 18, 1997, options to purchase 15,000 shares of Common Stock were granted under the Director Option Plan to Messrs. Marsh, Roth and Workman at an exercise price of $.64 per share.

Certain Tax Consequences

      All options granted under the Directors Plan are nonstatutory options. The federal income tax consequences of the options granted under the Directors Plan are the same as the federal income tax consequences described for nonstatutory stock options granted pursuant to the 1998 Plan set forth above.

Directors Plan Benefits

      As of April 21, 1998, no options have been granted to any person conditioned upon stockholder approval of the increase in the share reserve of the Directors Plan. The following table sets forth the number of shares of Common Stock that would be issued upon the exercise of all the options granted to date by the Company under the Plan to (i) all current executive officers as a group; and (ii) all current directors of the Company who are not executive officers as a group.

                             DIRECTORS PLAN BENEFITS

--------------------------------------------------------------------------------
Name and Position            Dollar Value ($) (1)        Number of Units (2)
                             In-The-Money Options    Exercisable/Unexercisable
                           Exercisable/Unexercisable
--------------------------------------------------------------------------------
All Current Executive                  -/-(3)                   -/-
Officers As A Group
--------------------------------------------------------------------------------
All Current Directors Who          11,900/-                  165,000/-
Are Not Executive
Officers, As A Group
--------------------------------------------------------------------------------

(1) 55,000 shares are currently exercisable and in-the-money at option prices from $.15 to $.42 per share. The dollar value of in-the-money options is $11,900 and is based on the difference between the exercise price of the options and the closing price of $.49 for the Common Stock on December 31, 1997. 110,000 shares are exercisable and out-of-the-money at option prices from $.64 to $.86 per share.
(2) The total number of shares of Common Stock which are subject to options that are currently exercisable or will become exercisable within 60 days of April 21, 1998 is 165,000 shares. These options were granted at prices ranging from $.15 to $.86 a share.
(3) Dr. Hayes-Roth and Mr. Jacobstein and all other executives and officers are not included in the table because they are not eligible for options under the Directors Plan.

Vote Required

      Approval of the Directors Plan as amended will require the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented by proxy and entitled to vote. Accordingly, abstentions will effectively constitute a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal as those shares will not be considered as shares present and entitled to vote.

Board Recommendation

      The Board of Directors recommends that the stockholders vote "FOR" the proposal to amend the Stock Option Plan for Non-Employee Directors, increasing the authorized number of shares to 500,000.

PROPOSAL 5:    AMENDMENT TO THE CERTIFICATES OF INCORPORATION TO EFFECT A
               REVERSE STOCK SPLIT AND REDUCE THE NUMBER OF AUTHORIZED SHARES
               OF COMMON STOCK TO 25,000,000

      The Board of Directors has authorized, subject to stockholder approval, the amendment of the Company's Certificates of Incorporation, as amended (the "Certificate"), to effect a one-for-five stock split of the Company's presently issued and outstanding Common Stock (the "Reverse Stock Split") and to reduce the number of shares of Common Stock authorized for issuance from 50,000,000 to 25,000,000 (the "Reduction of Authorized Shares"). The proposed amendment is attached as Exhibit A. A copy of the Certificate may be obtained from the

Company by any stockholder. Stockholders should take note that information concerning the capitalization of the Company provided in Proposal Nos. 3 and 4 and elsewhere in this Proxy Statement does not give effect to the proposed Reverse Stock Split.

      If the stockholders approve the proposed Reverse Stock Split and Reduction of Authorized Shares, the Board of Directors will determine the timing of such actions in its sole discretion, based on market conditions, corporate developments and other business factors. Such actions may be abandoned by the Board of Directors at any time before or after the Annual Meeting and prior to the Effective Date (as defined below) if the Board determines in its sole discretion that the proposed amendment and Reverse Stock Split and Reduction of Shares would not be in the best interests of the Company.

Purposes and Effects of the Proposed Reverse Stock Split

      The principal purpose of the proposed Reverse Stock Split is to increase the market price per share of the Common stock of the Company by approximately five times so that the Common Stock could in the future be listed on the Nasdaq National Market. The Company believes that listing on the Nasdaq National Market would improve the market for the Company's Common Stock. The Company's Common Stock is currently traded on the Nasdaq Bulletin Board under the symbol "TEKC." One of the requirements for inclusion on the Nasdaq National Market is an initial minimum per share price of $4.00. On April 27, 1998, the per share "bid" price of the Company's Common Stock was $1.45 and the per share "ask" price was $1.50. These prices represent interdealer quotations without adjustment for retail markup, markdown or commission and do not necessarily represent actual transactions. Following the Reverse Stock Split, the number of issued and outstanding shares of Common Stock and shares reserved for issuance under the Company's benefit plans would be reduced by approximately 24,640,000 (to approximately 6,160,000 shares), while the per share price would increase approximately five times to $7.25 (based on the bid price of $1.45.

      The Board believes that the Reverse Stock Split, by decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest in the Company represented by such shares, would increase the market price per share of the Company's Common Stock by an amount sufficient to qualify the stock for listing on the Nasdaq National Market. There can be no assurance, however, that the market price for a share of the Company's Common Stock after the Reverse Stock Split will be approximately equal to five times the market price for a share of Common Stock prior to the Reverse Stock Split. Further, there can be no assurance that the Company will, in the future, meet the other requirements for listing on the Nasdaq National Market.

      The Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company except for the negligible effect which would result from the payment of cash in lieu of fractional shares. The Reverse Stock Split would not affect the voting rights or other rights of the holders of Common Stock or the rights of holders of options to purchase Common Stock, and the Reverse Stock Split would have no material federal tax consequences to the stockholders of the Company.

      By decreasing the number of outstanding shares of the Company's Common Stock, the Reverse Stock Split may adversely affect the liquidity of the market for the Company's Common Stock by making it more difficult for holders of Common Stock to sell their shares. The Board of Directors believes that any such effect would be offset by the positive effect on liquidity which would likely result if the market price per share of Common Stock is increased and the Common Stock is quoted on the Nasdaq National Market.

      As explained below, as a result of the Reverse Stock Split, the number of authorized, but unissued and unreserved shares of Common Stock (expressed as a percentage of the total number of authorized shares of Common Stock) would increase. The Company currently has no plans to issue or reserve any of the authorized but unissued and unreserved shares (except as provided in Proposals 3 and 4 hereof). In addition, the establishment of such additional authorized shares of common stock is not intended to be a part of an antitakeover measure, and is not part of a response to any known takeover attempt by a third party.

      The Board of Directors has, as noted above, reserved the right not to effect the Reverse Stock Split if the Board of Directors concludes, in its sole discretion, that the Reverse Stock Split in no longer in the best interests of the Company, due to market conditions, corporate developments, or other reasons. The Board of Directors will not effect the Reverse Stock Split and Reduction of Authorized Shares at any time more than six months after the 1998 Annual Meeting of the Stockholders without resoliciting approval for such action.

Effect of the Proposed Reduction of Authorized Shares

         The Company is presently authorized to issue 50,000,000 shares of Common Stock, par value $.01, of which 24,350,494 were outstanding at the close of business on April 27, 1998. As of that date, 6,450,508 shares of Common Stock were reserved for issuance upon exercise of outstanding options, and for future issuance under the Company's benefit plans (not including the share reserve increase proposed in Proposal Nos. 3 and 4 above). The Reverse Stock Split would reduce the number of issued and outstanding shares of Common Stock of the Company and the number of shares reserved for issuance upon exercise of outstanding options and options to be issued in the future under the Company's benefit plans to 6,160,201 shares in the aggregate: 4,870,099 shares of issued and outstanding Common Stock, and 1,290,102 shares reserved for issuance upon exercise of options currently outstanding or to be issued in the future. The Board has proposed reducing the number of authorized shares of Common Stock from 50,000,000 to 25,000,000, provided that the Reverse Stock Split is effected. After this reduction, the Company's authorized shares of Common Stock would be sufficient to support the number of shares of Common Stock reserved under the

Company's benefit plans (including any additional shares that would be reserved as a result of the adoption of Proposals 3 and 4 hereof), and would provide an additional 18,839,799 shares which would be available for issuance for general corporate purposes (excluding any additional shares that would be reserved upon the adoption of Proposals 3 and 4 hereof). The Reverse Stock Split and Reduction of Authorized Shares, if effected, would create an increase in the authorized, but unissued and unreserved shares of Common Stock (expressed as a percentage of total authorized shares of Common Stock): presently, the available authorized, but unissued and unreserved shares is approximately 38% of the total authorized shares of Common Stock, whereas upon completion of the Reverse Stock Split and Reduction of Authorized Shares the available authorized, but unissued and unreserved shares would be approximately 75% of the total authorized shares. The Company has no current plans to issue or reserve any of the authorized but unissued and unreserved shares of Common Stock (except as provided in Proposals 3 & 4 hereof). Further, the establishment of such available authorized shares is not intended to be part of an antitakeover strategy and is not part of a response to a known takeover attempt by a third-party. However, the additional shares of authorized and unissued Common Stock would provide the Board of Directors with the ability to issue additional shares publicly or privately in connection with possible future financing or acquisition transactions, or for other corporate purposes, without further action by the holders of Common Stock, unless such action is required by law. Because the need to raise additional capital or the opportunity to effect an acquisition can arise when it would be inconvenient to hold a stockholders' meeting or when there would not be time for such a meeting, the Board of Directors believes that it would be prudent business planning for the number of authorized shares of Common Stock to exceed the number of issued and outstanding shares and shares reserved for issuance under the Company's benefit plans.

Exchange of Stock Certificates and Liquidation of Fractional Shares

      If the proposed Reverse Stock Split and Reduction of Authorized Shares is approved by the Company's stockholders, and the Board of Directors does not elect to abandon such action, the Reverse Stock Split and Reduction of Authorized Shares will become effective on the date the amendment to the Company's Certificate is filed with the Secretary of State of Delaware (the "Effective Date"). The Company will establish a record date prior to the Effective Date with regard to the Reverse Stock Split. The Company's transfer agent will act as the Company's exchange agent (the "Exchange Agent") for holders of Common Stock in implementing the exchange of their certificates following the Reverse Stock Split. As soon as practicable after the Effective Date, each holder of record of certificates formerly representing shares of the Company's Common Stock will be notified of the Reverse Stock Split and requested to surrender these certificates to the Exchange Agent in exchange for certificates representing the number of shares of the Company's Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. One share of Common Stock will be issued in exchange for five presently issued and outstanding shares of the Company's Common Stock. Beginning with the Effective Date, each certificate representing shares of the Company's Common

Stock will, until surrendered and exchanged as described below, be deemed for all corporate purposes to evidence ownership of the whole number of shares of the Company's Common Stock into which the shares evidenced by such certificate have been converted, and if applicable, the right to receive from the Company the amount of cash described below for any fractional shares.

      No script or fractional shares will be issued in connection with the Reverse Stock Split. If the proposed Reverse Stock Split is approved by the Company's stockholders and becomes effective, stockholders who hold a number of shares of Common Stock not evenly divisible by five will be entitled to receive, in lieu of fractional shares, and upon surrender to the Exchange Agent of their certificates representing such fractional shares, a cash payment for such fractional shares based on the average of the closing bid and ask prices of the Company's Common Stock as reported on Nasdaq for the thirty days preceding the record date established for the Reverse Stock Split.

Vote Required

      Approval of the Directors Plan and Reduction of Authorized Shares will require the affirmative vote of a majority of outstanding shares entitled to vote. Accordingly, abstentions and Broker non-votes will effectively constitute a vote against the proposal.

Board Recommendation

      The Board of Directors recommends that stockholders vote "FOR" the proposal to amend the Certificate to effect a one-for-five stock split of the issued and outstanding shares of the Company's Common Stock, and a reduction of the authorized number of shares of Common Stock from 50,000,000 to 25,000,000.


                               SECURITY OWNERSHIP

      The following table sets forth certain information concerning the beneficial ownership of Common Stock as of April 27, 1998 by persons known to the Company to own beneficially more than 5% of the Common Stock, by each of the directors of the Company, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

-------------------------------------------------------------------------------
Name and Address of                 Common Stock Owned
Beneficial Owner                       Beneficially         Percent of Class

-------------------------------------------------------------------------------
Mark J. Hanna                            1,338,039(2)              5.6%
327 Plaza Real, Suite 319
Boca Raton, FL 33432

Dennis A. Bugbee(1)                        230,912(3)               *

Larry E. Druffel(1)                         15,000(4)               *

Frederick Hayes-Roth(1)                  3,446,381(5)             13.2%

Neil A. Jacobstein(1)                    3,352,516(6)             12.9%

Robert T. Marsh(1)                          71,000(7)               *

William G. Roth(1)                         110,000(8)               *

James C. Workman(1)                         65,000(9)               *

All   Directors   and  Executive         7,290,809(10)            25.9%
Officers  of  the  Company  as a
Group (7 Persons)
-------------------------------------------------------------------------------
* constitutes less than 1%

 (1) The address of all directors and executive officers is the Company's Executive Offices located at 1810 Embarcadero Road, Palo Alto, California 94303.
 (2) The information concerning the Common Stock owned beneficially by Mark J. Hanna was obtained from a Schedule 13D filed with the Securities and Exchange Commission on August 29, 1997.
 (3) Includes 31,250 shares which may be purchased upon the exercise of employee stock options that are currently exercisable or will become exercisable within 60 days of April 27, 1998
 (4) Includes 15,000 shares which may be purchased upon the exercise of director stock options that are currently exercisable or will become exercisable within 60 days of April 27, 1998
 (5) Includes 1,843,599 shares which may be purchased upon the exercise of employee stock options that are currently exercisable or will become exercisable within 60 days of April 27, 1998.
 (6) Includes 2,071,072 shares which may be purchased upon the exercise of employee stock options that are currently exercisable or will become exercisable within 60 days of April 27, 1998.
 (7) Includes 71,000 shares which may be purchased upon the exercise of director stock options that are currently exercisable or will become exercisable within 60 days of April 27, 1998.
 (8) Includes 40,000 shares which may be purchased upon the exercise of director stock options that are currently exercisable or will become exercisable within 60 days of April 27, 1998.
 (9) Includes 45,000 shares which may be purchased upon the exercise of director stock options that are currently exercisable or will become exercisable within 60 days of April 27, 1998. Mr. Workman's spouse owns 20,000 shares beneficially.
 (10) Includes options for 4,116,921 shares which are currently exercisable or will become exercisable within 60 days of April 27, 1998.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation

      The following table sets forth the cash compensation paid to the Chief Executive Officer and to each of the two most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for all services to the Company in the years ended December 31, 1997, 1996, and 1995.

                           SUMMARY COMPENSATION TABLE

                                                    Annual
                                               Compensation (3)

------------------------------------------------------------------------------

Name and Principal Position            Year         Salary         Bonus
                                                     $(1)          $(2)
------------------------------------------------------------------------------
Frederick Hayes-Roth, Chair, CEO       1997        208,084        96,769
Frederick Hayes-Roth, Chair, CEO       1996        196,388       128,639
Frederick Hayes-Roth, Chair, CEO       1995        181,352        68,403

Neil Jacobstein, Pres, COO             1997        134,692        63,664
Neil Jacobstein, Pres, COO             1996        128,468        84,330
Neil Jacobstein, Pres, COO             1995        118,000        44,842

Dennis Bugbee, Dir. of Finance         1997         98,635         7,500
Dennis Bugbee, Dir. of Finance         1996         93,842         5,000
Dennis Bugbee, Dir. of Finance         1995         90,700         5,000
------------------------------------------------------------------------------

(1) Includes 401(k) deferred  compensation and Company matching  provision.
(2) The bonuses set forth in this column are generally paid after the conclusion of the annual audit following the year to which they relate.
(3) No options were granted to executive officers in 1997, 1996, or 1995.

Stock Option Grants and Exercises

      The following tables set forth information regarding the value of options held by the Chief Executive Officer and the other highly paid executive officers named in the Summary Compensation Table at December 31, 1997. Dr. Hayes-Roth, Mr. Jacobstein, and Mr. Bugbee were not granted options in 1997. Dr. Hayes-Roth and Mr. Bugbee exercised options in 1997 for a total of 106,400 and 45,228 shares, respectively. Dr. Hayes-Roth and Mr. Jacobstein were each granted options to purchase 2,252,880 shares of Common Stock in 1994, 2,002,880 of which vested in equal quarterly increments of 250,360 shares over a two-year period commencing September 30, 1994 and ending June 30, 1996.

         AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                  OPTION VALUE

--------------------------------------------------------------------------------
                                                                    Value of
                                                   Number of      Unexercised
                                                   Securities     In-the-Money
                              Shares               Underlying       Options
                              Acquired   Value    Unexercised        at FYE
Name                          on       Realized  Options at FYE  (Exercisable/
                              Exercise    (1)    (Exercisable/   Unexercisable)
                                 (#)             Unexercisable)       (2)
--------------------------------------------------------------------------------
Frederick Hayes-Roth, Chair,   106,400  $53,200   1,731,480/-      $785,481/-
CEO
--------------------------------------------------------------------------------
Neil Jacobstein, Pres, COO        -        -      2,032,880/-      $928,525/-
--------------------------------------------------------------------------------
Dennis Bugbee, Dir. of Finance  45,228  $16,889   25,000/6,250   $11,500/$2,875
--------------------------------------------------------------------------------

(1) The value realized upon exercise is the difference between the exercise price and the bid price at the close of business on the date the stock is exercised.

(2) The value of unexercised in-the-money options is determined by multiplying the number of shares under the option by the difference between the December 31, 1997 bid price of $.49 and the grant price. Of the options granted to executives since the inception of the Plan, only the options granted in 1990 or later were in the money for a total of 3,795,610 shares. Dr. Hayes-Roth has 112,119 shares and Mr. Jacobstein has 38,192 shares that are exercisable but not-in-the-money at exercise prices from $2.45 to $3.53 per share.

Employment Arrangements

      Frederick Hayes-Roth, Chief Scientist, Chairman of the Board, and Chief Executive Officer, and Neil Jacobstein, President and Chief Operating Officer, each has an employment agreement with the Company that provides for annual base salaries of $222,000 and $146,000, respectively. Each executive is also eligible for severance benefits for a one-year period. The 1998 Agreement, dated December 17, 1997, includes an incentive compensation plan with target objectives established in the five strategic categories of cash flow, profitability, bookings, E-Commerce business products and services, and stock appreciation, which were determined and assessed by the Board of Directors to a maximum of 100% of base salary.

      The Company entered into a change of control agreement with Dr. Hayes-Roth and Mr. Jacobstein on November 21, 1994. The agreement provides that in the event of a change of control, which is defined in the agreement as any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, Dr. Hayes-Roth and Mr. Jacobstein will be entitled to receive severance benefits which include: (i) full accrued salaries and vacation pay, (ii) accrued incentive compensation awarded or determined to be awarded by the Board of Directors, (iii) insurance coverage, (iv) retirement benefits, and (v) a lump sum severance payment equal to two times of their most recent respective annual salary.

                 CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

      On May 15, 1997, the Company and Trilogy Development Group, Inc. ("Trilogy") agreed to a settlement of all outstanding lawsuits and debts between the companies. Prior to the settlement, Trilogy owned 3,223,453 shares of Common stock or 12.3% of the Company. Pursuant to the Settlement Agreement, License Agreement, and Mutual Release, the Company immediately granted to Trilogy a non-exclusive, royalty-free license to the Company's United States Patent 4,591,983 in exchange for 2,338,969 shares of Company stock owned by Trilogy, which the Company valued at $1,005,000, and $400,000 in cash. The Agreement also provided for the transfer of certain proxy rights to the Company and other consideration, including the orderly disposal of Trilogy's remaining stock ownership of approximately 900,000 shares in open market transactions through May 14, 1998.

                             ADDITIONAL INFORMATION

Methods and Expenses of Solicitation

      The cost of solicitation of the enclosed form of proxy will be borne by the Company. Solicitation will be made primarily through the use of the mail, although directors, officers and employees of the Company may, for no additional compensation, solicit proxies personally, by mail, by telephone, or by facsimile. Upon request, the Company will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies.

Submission of Stockholder Proposals

      Proposals for action at the 1999 Annual Meeting of Stockholders must be received by the Company at its offices at 1810 Embarcadero Road, Palo Alto, California 94303, no later than February 25, 1999. Any such submission must conform to the regulations of the Securities and Exchange Commission concerning stockholder proposals.

Annual Report

      Accompanying this Proxy Statement is a copy of the Company's Annual Report for the year ended December 31, 1997. A complete copy of the 10-KSB (without exhibits) as filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedules, can be obtained without charge from the Company upon receipt of a written request from the security holder addressed to the Secretary. The Company will also furnish a copy of any exhibit included in the 10-KSB upon payment of a $5.00 fee and receipt of a written request for such exhibit. The written request should be directed to Dennis A. Bugbee, Secretary, Teknowledge Corporation, 1810 Embarcadero Road, Palo Alto, California 94303.

Other Matters

      The Board of Directors knows of no other business that will be presented in the meeting. If matters other than those described herein should properly come before the meeting, it is the intention of those named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          /s/ Dennis A. Bugbee

                                          Dennis A. Bugbee, Secretary
Palo Alto, California
May 15, 1998

                                    EXHIBIT A

      The proposed amendment effecting the Reverse Stock Split and Reduction of Authorized Shares is as follows:

      This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock", and referred to herein either as Common Stock or Common shares and Preferred Stock or Preferred shares, respectively. The number of shares of Common Stock is 25,000,000, par value $.01 and number of shares of Preferred Stock is 2,500,000, par value $.01. Upon amendment of this Certificate to read as herein set forth, each five (5) shares of outstanding Common Stock are converted into and reconstituted as one (1) share of Common Stock.

                              APPENDIX: PROXY CARD

                             TEKNOWLEDGE CORPORATION
                              1810 Embarcadero Road
                           Palo Alto, California 94303
            Proxy for Annual Meeting of Stockholders on June 25, 1998
      This Proxy is Solicited on Behalf of the Board of Directors

      The Undersigned hereby appoints Dr. Frederick Hayes-Roth and Dennis Bugbee, and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote all the shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Teknowledge Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 25, 1998, commencing at 10:00 a.m., local time, at the Company's executive offices located at 1810 Embarcadero Road, Palo Alto, California or any adjournment of postponement thereof (1) as hereafter specified upon the proposals listed below and as particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

      The undersign hereby acknowledges receipt of (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report for the fiscal year ended December 31, 1997.

               CONTINUED AND TO BE SIGNED ON REVERSE SIDE
--------------------------------------------------------------------------------
[x]   Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no directions are specified, this Proxy will be voted FOR Proposals 1 through 5.

1. Election of Directors:

   The Board has nominated Dr. Larry E. Druffel and James C. Workman as Class I directors to serve a term of three years or until their successors are duly elected and qualified.
                                             For       Withhold
   Nominee: Dr. Larry E. Druffel             [  ]      [  ]
   Nominee: James C. Workman                 [  ]      [  ]

                                             For       Against   Abstain
2. To ratify the selection of Arthur         [  ]      [  ]      [  ]
   Andersen LLP as the Company's
   independent public accountants
   for the fiscal year ending
   December 31, 1998.
                                             For       Against   Abstain
3. To approve the adoption of the            [  ]      [  ]      [  ]
   Company's 1998 Stock Option Plan.
                                             For       Against   Abstain
4. To approve and adopt an amendment         [  ]      [  ]      [  ]
   to the Non-Employee Directors Plan
   to increase the number of authorized
   shares from 250,000 to 500,000.
                                             For       Against   Abstain
5. To approve an amendment to the            [  ]      [  ]      [  ]
   Company's Certificate of Incorporation
   to effect a one-for-five reverse stock
   split of the Company's issued and
   outstanding shares, and to reduce the
   number of authorized shares of Common
   Stock from 50,000,000 to 25,000,000.

   In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as the name(s) appear on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all such persons should sign the Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares of stock are held by a corporation, the Proxy should be executed by the president or other authorized officer on behalf of the corporation. If a partnership, the Proxy should be executed in partnership name by authorized person.

Signature:                    Date:

Signature:                    Date:

[  ] Mark Here For Address Change and Note Below.

Please complete, date, sign and mail this proxy in the enclosed postage prepaid envelope.
--------------------------------------------------------------------------------